Exhibit 99.1

Contact:
	David Gryska	Brian P. Gill
	Sr. Vice President and	Vice President,
	Chief Financial Officer	Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9530

Breanna Burkart/Anna Sussman Directors, Investor Relations and Corporate Communication Pharmion Corporation (720) 564-9150

CELGENE/PHARMION HART-SCOTT-RODINO (HSR) THIRTY

DAY WAITING PERIOD EXPIRES

SUMMIT, NJ – (January 3, 2008) – Celgene Corporation (NASDAQ: CELG) and Pharmion Corporation (NASDAQ: PHRM) today confirmed that the Hart-Scott-Rodino Act (HSR) thirty day waiting period has expired without the United States Federal Trade Commission (FTC) requesting additional information with regard to Celgene’s pending acquisition of Pharmion.

The Companies anticipate that the transaction will close in April of 2008.

About Celgene
Celgene Corporation, headquartered in Summit, New Jersey is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

About Pharmion
Pharmion Corporation is a leading global oncology company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. Pharmion has a number of products on the market including the world’s first approved epigenetic drug, Vidaza®, a DNA demethylating agent. For additional information about Pharmion, please visit the company’s website at http://www.pharmion.com.

This press release contains certain forward-looking statements which are based on current expectations and involve a number of known and unknown risks, delays, uncertainties and other factors not under Celgene’s or Pharmion’s control, which may cause actual results, performance or achievements of Celgene or Pharmion to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in Celgene’s or Pharmion’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports. Forward-looking statements speak only as of the date on which they are made, and neither Celgene nor Pharmion undertake any obligation to update publicly or revise any forward-looking statements.

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